UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025 (April 30, 2025)

Clean Energy Special Situations Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40757	85-3501488
(State or other jurisdiction of incorporation)	(Commission File Number)	32(IRS Employer Identification No.)

12600 Hill County Blvd., Suite R-275, Austin, TX	78738
(Address of principal executive offices)	(Zip Code)

(212) 818-8800
(Registrant’s telephone number, including area code)

c/o Graubard Miller, 405 Lexington Avenue, 44th Floor, New York, NY 10174
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 30, 2025, Clean Energy Special Situations Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) via live webcast. Holders of the Company’s common stock at the close of business on December 27, 2024 were entitled to vote at the Special Meeting. As of such date, there were 4,828,296 shares of common stock issued and outstanding. There were 4,181,513 shares present in person or by proxy at the Special Meeting, constituting a quorum.

Stockholders voted on one (1) proposal at the Special Meeting. The proposal is described in detail in the Company’s definitive proxy statement, dated March 25, 2025, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding the proposal are set forth below.

Proposal 1: The Company’s stockholders approved the restoration of the Company’s amended and restated certificate of incorporation (the “Charter”) and an amendment to the Charter to extend the date by which the Company has to consummate an initial business combination from December 28, 2024 to January 31, 2026. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
4,181,513	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2025	CLEAN ENERGY SPECIAL SITUATIONS CORP.

/s/ Raghu Kilambi
Name: Raghu Kilambi
Title: Chief Executive Officer